EXHIBIT 4.3

            MINERAL PROPERTY OPTION AGREEMENT DATED JANUARY 8, 2006









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                        MINERAL PROPERTY OPTION AGREEMENT


THIS OPTION AGREEMENT dated for reference as of the 8th day of January, 2006


BETWEEN:
         ALB HOLDINGS LTD., a company duly incorporated pursuant to the laws of the Province of British Columbia and having a business office situated at 1305 - 1090 West Georgia
         Street, Vancouver, British Columbia, V6E 3V7, Fax 604-683-1585

            ("ALB")

                                                               OF THE FIRST PART


AND:
         ROCHESTER RESOURCES LTD., a company duly incorporated pursuant to the laws of the Province of British Columbia and having a business office situated at 400 - 535 Howe
         Street, Vancouver, British Columbia, V6C 2Z4, Fax 604-688-3348

            (the "Optionee")

                                                              OF THE SECOND PART


AND:
         ALFREDO PARRA DAVILA, an individual residing at Inglaterra 24, Las Brisas, in the city of Tepic, Mexico 63117 Fax
         52-311-218-1977

            ("Davila")

                                                               OF THE THIRD PART

WHEREAS:

(A) ALB owns fifty (50%) percent of Dessarrollos Mineras de Occidente S.A. de CV (herein called "DMO")

(B) Compania Minera Huajicari SA de CV owns the remaining 50% interest in DMO and has agreed to the cancellation of its share interest upon payment of the sum of One Million Eight Hundred Thousand (US$1,800,000) dollars at the rate of $75,000 per month commencing July 1, 2006;



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(C)      Davila owns one hundred (100%) percent of Mina Real Mexico S.A. de CV
(herein called "Mina Real"), a recently incorporated Mexican corporation, and is in the process of transferring 100% to ALB;

(D) DMO is the recorded and beneficial owner of an undivided 100% interest in approximately 2,400 hectares of exploration and mining concessions situated in Nayarit, Mexico, as detailed in the specific description of exploration and mining concessions attached hereto as Schedule "A" (herein called the "Initial Concessions") and Mina Real is the recorded and beneficial owner of approximately 1,000 additional hectares of exploration and mining concessions located adjacent to the Initial Concessions and more particularly described in Schedule "B" hereto (herein called the "Second Concessions") (the Initial Concessions and the Second Concessions are collectively called the "Mina Real Property");

(E) Mina Real has guaranteed the obligation of DMO to pay to Compania Minera Huajicari SA de CV the One Million Eight Hundred Thousand (US$1,800,000) dollars for return to treasury and cancellation of the remaining fifty (50%) percent of DMO;

(F) ALB has agreed to transfer to the Optionee 50% of the issued shares of Mina Real and to grant to the Optionee an exclusive right to acquire ownership of up to that 50% of the shares of Mina Real by paying certain amounts, issuing certain shares and incurring certain exploration, development and infrastructure expenditures as detailed herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Optionee's agreement to promptly seek TSX Venture Exchange acceptance for this Agreement and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by ALB and Davila, the parties hereto covenant and agree as follows:

                                     PART 1

                                   DEFINITIONS

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

   (a) "AFFILIATE" means: a relative; a spouse; a partner; a corporation or other legal entity in which a party hereto has a legal or beneficial interest or shares any common management; any director officer or employee of any affiliate corporation or other legal entity; and any other party acting in concert with or on behalf of a party hereto;

   (b) "AREA OF COMMON INTEREST" means, subject to Part 17, the area lying within the perimeter of the Mina Real Property and any and all other lands which any of ALB, DMO, Mina Real, Davila or the Optionee or any Affiliate thereof may


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   acquire either wholly or in part, directly or indirectly, that have a border the nearest point of which is within five (5) kilometres of the nearest border of the Mina Real Property;

   (c) "EFFECTIVE DATE" means the date upon which the TSX Venture Exchange grants to the Optionee its acceptance respecting this Agreement subject to ss.4.5;

   (d) "EXPENDITURES" means all direct or indirect exploration, development and infrastructure expenses incurred by Mina Real on the Property after January 1, 2006 pursuant to Part 4 hereof. Expenditures shall include all governmental fees, taxes, permit costs, inspections and approvals, and including travel, hotel, per diems and other reasonable expenses for any party hereto (including without limitation the officers, directors, employees and consultants of any corporate party hereto) from the principal place of business of such party for the purpose of attendance on the Property or at any meeting required to advance the exploration or development of the property wherever held. The certificate of the Controller or other financial officer of the Optionee, together with a statement of Expenditures in reasonable detail shall be prima facie evidence of such Expenditures;

   (e)   "FORCE MAJEURE" has the meaning set forth in Part 13;

   (f) "JOINT VENTURE" means the joint venture to be formed between ALB and the Optionee in respect of the Property as more particularly described in ss.5.8;

   (g) "JOINT VENTURE AGREEMENT" means the joint venture agreement to be entered into between ALB and the Optionee as provided for in ss.5.8;

   (h) "MINA REAL PROPERTY" means the approximately 3,400 hectares of exploration and mining concessions situated in Nayarit, Mexico referred to herein as the Initial Concession and the Second Concessions and collectively known and described as the Mina Real Property described in Schedules A and B as they from time to time may be augmented pursuant to Part 17 or reduced under Part 12, and all mining concessions and other mining interests derived from any such concessions, and a reference herein to a mineral concession comprised in the Property includes any mineral concessions or other interests into which such mineral concession may have been converted and the term Mina Real Property includes all Property Rights;

   (i)   "NET SMELTER RETURN" shall have the definition set forth in Schedule
   "C";

   (j) "OPTION" means the exclusive right herein granted by ALB to the Optionee to permit the Optionee to acquire up to 50% vested beneficial ownership of Mina Real;

   (k) "OPTION PERIOD" means the period from the date above written on page one to and including the earliest of

         (i)     the date of exercise of the Option,


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         (ii)    the first anniversary of the Effective Date, and

         (iii)   the termination hereof pursuant to Part 16;

   (l) "PROPERTY RIGHTS" means all licenses, permits, easements, rights-of-way, surface or water rights and other rights, approvals obtained by either of the parties either before or after the date of this Agreement and necessary or desirable for the development of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

   (m) "REGULATORY AUTHORITIES" means the TSX Venture Exchange; (N) "SHARES" means common shares of the Optionee.

                                     PART 2

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF ALB

2.1      ALB represents and warrants to the Optionee that

   (a) it has been duly incorporated and validly exists as a corporation in good standing under the laws of British Columbia;

   (b) that it owns 50% of the issued shares of DMO free and clear of all liens, charges, options or rights to purchase and other legal or financial encumbrances and that it shall retain such interest unencumbered in any manner during the currency of this agreement;

   (c) that it has, subject to payment therefore in the amount of One Million Eight Hundred Thousand (US$1,800,000) Dollars U. S. Funds, the contractual right to cancel the other 50% of the issued shares of DMO and that it shall perform all purchase obligations required to complete the cancellation of the aforementioned 50% interest, all as more particularly set forth in Part 4 hereof;

   (d) that there exist no outstanding unexercised options, warrants or other rights to purchase shares from the treasury of DMO and that ALB shall neither suffer nor permit the issuance of any further shares, options, warrants or other rights to purchase shares from the treasury of DMO during the currency of this agreement;

   (e) that it has the right to acquire and prior to the Effective Date will acquire from Davila one hundred (100%) percent of Mina Real;

   (f) that to the best of its knowledge there exist no outstanding unexercised options, warrants or other rights to purchase shares from the treasury of Mina Real and that after the execution of this agreement ALB shall neither suffer nor permit the issuance of any further shares, options, warrants or other rights to



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   purchase shares from the treasury of Mina Real during the currency of this agreement without the prior consent of the Optionee;

   (g) that Mina Real was recently incorporated solely for the purpose of holding the Mina Real Property, is authorized to hold exploration and mining concessions in Nayarit, Mexico and it is exclusively legally entitled to hold the Mina Real Property and all of exploration and mining concessions comprised therein, and all Property Rights held by it and will remain so entitled until all beneficial ownership interests in Mina Real which may be earned by the Optionee shall have been duly vested in the Optionee as contemplated hereby or this Option has terminated;

   (h) that as soon as possible following the Effective Date but before any monies are advanced under ss.5.4 hereof, Mina Real will be the recorded holder and beneficial owner of all of the exploration and mining concessions comprising the Mina Real Property free and clear of all liens, charges and claims of others and no taxes or rentals are due in respect of any thereof and to its knowledge and belief; the exploration and mining concessions comprised in the Mina Real Property have been duly and validly granted under the mining laws of Mexico and duly and properly recorded in the appropriate office of the Ministry of Mines, and, except as specified in Schedules A and B and accepted by the Optionee, are in good standing in the Ministry of Mines on the date hereof and until the dates set opposite the respective names thereof in Schedules A and B,

   (i) that as at the Effective Date, Mina Real will have no liabilities, no payables, no claims, no contingent liabilities and no circumstances outstanding that are capable of becoming liabilities, payables, claims or contingent liabilities except for the guarantee by Mina Real of the contractual obligation of DMO to Compania Minera Huajicari SA de CV as described in Recital B hereof other than liabilities for expenditures incurred on or after January 1, 2006,

   (j) there is no adverse claim or challenge against or to the ownership of or title to any of the exploration and mining concessions comprising the Mina Real Mina Real Property, nor to the knowledge of ALB is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Mina Real Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Mina Real Property,

   (k) no third party consent of any kind is required by ALB to enter into this Agreement and grant the Option,

   (l) upon request by the Optionee, ALB shall deliver or cause to be delivered to the Optionee copies of all available maps and other documents and data in its possession or under its indirect care and control respecting the Mina Real Property,



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   (m)   ALB shall assume sole responsibility and liability for any obligations outstanding as of the date hereof with respect to reclamation of the Mina Real Property,

   (n) the execution and delivery of this Agreement and the agreements contemplated hereby by ALB will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents, and

   (o)   this Agreement constitutes a legal, valid and binding obligation ofALB.

2.2 The representations and warranties contained in ss.2.1 are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in ss.2.1 will survive the execution hereof and continuE throughout the Option Period.

                                     PART 3


              REPRESENTATIONS, WARRANTIES AND COVENANTS OF DAVILA

3.1      Davila represents and warrants to the Optionee:

   (a) that he holds one hundred (100%) percent of the issued shares of Mina Real free and clear of all liens, charges, options or rights to purchase and other legal of financial encumbrances;

   (b) that there exist no outstanding unexercised options, warrants or other rights to purchase shares from the treasury of Mina Real and that after the execution of this Agreement Davila shall neither suffer nor permit the issuance of any further shares, options, warrants or other rights to purchase shares from the treasury of Mina Real during the currency of this Agreement without the prior written consent of the Optionee;

   (c) that Mina Real was recently incorporated solely for the purpose of holding the Mina Real Property, is authorized to hold exploration and mining concessions in Nayarit, Mexico and it is exclusively legally entitled to hold the Mina Real Property and all of exploration and mining concessions comprised therein, and all Property Rights held by it and will remain so entitled until all beneficial ownership interests in Mina Real which may be acquired by the Optionee shall have been duly vested in the Optionee as contemplated hereby or this Option has terminated;

   (d) that as soon as possible following the Effective Date but before any monies are advanced under ss.5.4 hereof, Mina Real will be the recorded holder





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   and beneficial owner of all of the exploration and mining concessions comprising the Mina Real Property free and clear of all liens, charges and claims of others and no taxes or rentals are due in respect of any thereof and to its knowledge and belief; the exploration and mining concessions comprised in the Mina Real Property have been duly and validly granted under the mining laws of Mexico and duly and properly recorded in the appropriate office of the Ministry of Mines, and, except as specified in Schedulse A and B and accepted by the Optionee, are in good standing in the Ministry of Mines on the date hereof and until the dates set opposite the respective names thereof in Schedules A and B,

   (e) that as at the Effective Date, Mina Real will have no liabilities, no payables, no claims, no contingent liabilities and no circumstances outstanding that are capable of becoming liabilities, payables, claims or contingent liabilities except for the guarantee by Mina Real of the contractual obligation of DMO to Compania Minera Huajicari SA de CV as described in Recital B hereof other than liabilities for expenditures incurred on or after January 1, 2006,

3.2 The representations and warranties contained in ss.3.1 are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in ss.3.1 will survive the execution hereof and continuE throughout the Option Period.

                                     PART 4

                   REPRESENTATIONS AND WARRANTIES OF OPTIONEE

4.1 The Optionee represents and warrants to ALB and Davila, as the case may be, that

   (a) it has been duly incorporated and validly exists as a corporation in good standing under the laws of British Columbia is in compliance with all of the prevailing securities laws and regulations and is authorized to enter into this agreement;

   (b) neither the execution and delivery of this Agreement by the Optionee nor the performance by the Optionee of its obligations hereunder conflicts with the Optionee's constating documents, any securities laws or regulations or any agreement to which it is bound;

   (c) as at the date of the issuance of the Shares the Optionee will be a reporting issuer in good standing in British Columbia so that only a four month and one day hold period, as contemplated by the multi-lateral securities resale instrument MI 45-102 as promulgated by the Canadian securities regulators, will apply to the Shares to be issued as an option payment pursuant to this agreement;




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   (d)   the execution and delivery of this Agreement and the agreements contemplated hereby by the Optionee will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto;

   (e) this Agreement constitutes a legal, valid and binding obligation of the Optionee.

4.2 The representations and warranties contained in ss.4.1 are provided for the exclusive benefit of ALB and Davila and a breach of any one or more thereof may be waived by either or both of ALB and Davila in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty and in the case of any unilateral waiver by either of ALB or Davila such waiver shall no prejudice any rights of the other in respect of such breach, and the representations and warranties contained in ss.4.1 will survive the execution hereof and continue throughout the Option Period.

                                     PART 5

                          GRANT AND EXERCISE OF OPTION

5.1 Following execution hereof and forthwith upon receipt from Davila, ALB shall transfer title to fifty (50%) of the issued shares of Mina Real to the Optionee, and ALB hereby grants to the Optionee the sole and exclusive right and option, subject to the terms of this Agreement, to acquire up to fifty 50% percent beneficial ownership of Mina Real free and clear of all charges and encumbrances, the consideration for which grant of option and vesting of beneficial interest shall be as follows:

   (a) Upon the execution hereof paying the sum of Forty Thousand (US$40,000) dollars to ALB;

   (b) Upon regulatory acceptance of this agreement hereof paying the sum of Seventy Thousand (US$70,000) dollars and issuing Two Hundred Fifty Thousand (250,000) Shares from treasury to ALB.

5.2 ALB shall, at its expense, cause to be prepared and shall deliver to the Optionee:

   (a) a qualifying geological report in compliance with NI 43-101 for submission to the regulatory authorities, and thereafter shall be responsible, at its expense, for all additions, deletions, amendments or corrections to that report that may be required by the regulatory authorities relative to the approval of this transaction; and

   (b) a title report on the Property, such title report to be in form and substance satisfactory to the Optionee and, if applicable, to include a certified translation thereof.



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5.3      ALB acknowledges and agrees that if ALB fails to deliver any of the documents required to be delivered by ss.5.2 hereof then the Optionee may at its election either cause the required documents to be prepareD and deduct the costs thereof from any amount owing to ALB or may terminate this agreement and all amounts paid by the Optionee to ALB or on behalf of ALB shall be repaid by ALB to the Optionee forthwith.

5.4 The exercise price of the option granted herein is an aggregate of Two Million Four Hundred Thousand (US$2,400,000) dollars, which price shall be paid and beneficial ownership interests acquired and vested in the following manner:

   (a) by incurring One Million Five Hundred Thousand (US$1,500,000) dollars in Expenditures within a period of twelve months from the Effective Date for which a Twenty (20%) percent beneficial ownership interest will be acquired and vest for each Seven Hundred Fifty Thousand (US$750,000) of Expenditures incurred; and

   (b) by paying to ALB, or as permitted herein on ALB's behalf, the sum of Nine Hundred Thousand (US$900,000) dollars at the rate of Seventy-five Thousand (US$75,000) dollars each month commencing July 1, 2006 with each such payment made vesting 0.9166% ownership interest at the time of payment.

5.5 ALB acknowledges that the Optionee has a business interest in protecting the right of cancellation of the remaining fifty (50%) percent of DMO owned by Compania Minera Huajicara SA de CV upon payment of the sum of One Million Eight Hundred Thousand (US$1,800,000) at the rate of $75,000 per month commencing July 1, 2006 and in protecting Mina Real from any potential calling of the guarantee to pay such amounts and ALB therefore agrees:

   (a) that if DMO or ALB is unable or unwilling then to make the payments to Compania Minera Huajicara SA de CV as required then the Optionee may make the monthly payments required by ss.5.4(b) hereof directly to Compania Minera Huajicara SA de CV;

   (b) that any payments made pursuant to ss.5.5(a) shall be good and sufficient payment under ss.5.4(b) hereof As though such payment had been made directly to ALB;

   (c) that if, after making all payments required by ss.5.4(b) hereof directly to Compania Minera Huajicari SA de CV the contract of ALB with Compania Minera Huajicari SA de CV remains in default or becomes again in default then the Optionee, at its election, may make such further payments to Compania Minera Huajicari SA de CV as may be required to remedy any default and ALB agrees that in return for making any such payments the Optionee shall earn from ALB additional ownership interests in Mina Real as calculated by the dollar amount of such further payments made divided by One Million Eight Hundred Thousand (US$1,800,000) dollars and multiplying the product by .50, and ALB shall forthwith transfer such additional percentage interest to the Optionee.



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5.6      That during the currency of this Option the Expenditures shall be managed and supervised according to the following agreements:

   (a) notwithstanding the percentage ownership of Mina Real, each of ALB and Optionee shall have equal representation on the board of directors and equal representation within the management structure;

   (b) all decisions of the board of directors and the management of Mina Real shall be by consensus;

   (c)   the first president of Mina Real shall be Alfredo Parra Davila;

   (d)   the initial project manager shall be Alfredo Parra Davila; and

   (e) all budgets of Mina Real and all work program and Expenditures shall be first approved by the Optionee;

provided however, that ss.5.6(c) and (d) are specifically subject to ALB and Davila agreeing, and they both do hereby agree, that the engagement of Davila as president and project manager shall be full-time and exclusive to Mina Real.

5.7 Following the exercise of the Option by the Optionee or the termination of this Option or, at the election of the Optionee, following the vesting of an ownership interest in Mina Real ALB and the Optionee will form a Joint Venture for the purpose of carrying out further exploration, development and production work on the Mina Real Property and will in good faith, negotiate and execute a Joint Venture Agreement, said agreement to have standard Rocky Mountain Mineral Law Foundation terms and shall include, but not be limited to, the following more particular provisions:

   (a) the initial interest of the parties in the Joint Venture will be equal to the beneficial ownership interests in Mina Real vested at the time of formation of the Joint Venture.

   (b) the party with the larger beneficial interest in the Joint Venture at the time the Joint Venture agreement is executed shall be the initial operator of the Joint Venture and thereafter the joint venturer with the larger beneficial ownership interest in Mina Real shall have the right to be or to designate the operator;

   (c) the operations of the Joint Venture will be overseen by a management committee, with each party to have voting rights on such committee equal to their participating interest in the Joint Venture;

   (d) the participating interests of the parties in the Joint Venture will be subject to dilution for non-contribution on a straight line basis providing that if any party's participating interest falls below 10%, it shall be deemed to be converted into a 5% Net Smelter Return royalty interest and, for the purpose of calculating such dilution on formation of the Joint Venture, prior expenditures incurred by the parties shall be calculated as follows:




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         i)   as to the Optionee the amount of its Expenditures, and

         ii) as to the Optionor the amount of the Optionees expenditures multiplied by the Optionor's ownership interest in Mina Real divided by the Optionee's ownership interest in Mina Real.

   (e) each party will have 15 days following adoption of a work program to elect to participate therein and invoices rendered to participating parties in respect of any work program shall be payable within 30 days. For production programs the election periods will be increased by 60 days and the time to contribute funds shall be accelerated so that they are due in advance of the Operator actually expending them;

   (f) each party will grant to the other a 21 day right of first refusal with respect to any proposed sale of such party's interest in the Joint Venture to a third party. If a sale is completed the third party must agree to be bound to the terms of the joint venture agreement; and

   (g) all disputes in either reaching a binding joint venture agreement and in regards to its interpretation or in the event of deadlock on the management committee, shall be resolved, insofar as lawfully possible, by binding arbitration.

                                     PART 6

                               EXERCISE OF OPTION

6.1 The Optionee, in its sole discretion, may accelerate at any time the performance of the exploration Expenditures required by ss.5.4(a) to exercise the Option and thereby earlier acquire and vest the beneficial ownership interests in Mina Real referred to therein.

6.2 The Optionee, in its sole discretion, may accelerate at any time the cash payments referred to in by ss.5.4(b) and thereby earlier acquire and vest the beneficial ownership interest in Mina Real referred to therein.

6.3 As and when each portion of the Option capable of vesting has been exercised up to the total of fifty (50%) percent each beneficial interest so acquired in and to Mina Real will vest in the Optionee free and clear of all liens, charges, encumbrances and claims but subject to the obligation to enter into the Joint Venture Agreement.




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                                     PART 7

                                 RIGHT OF ENTRY

7.1 Throughout the Option Period, the Directors, Officers, employees and designated consultants of the Optionee and its servants, agents and independent contractors, will have the right in respect of Mina Real and the Mina Real Property to

   (a)   enter the premises of Mina Real and attend upon the Property,

   (b) have full, complete and unfettered access to books and records of Mina Real,

   (c) audit the Expenditures made and any other costs incurred by Mina Real or with respect to the Mina Real Property, and

   (d) have full, complete and unfettered access to all maps records, reports and other geological or financial information regarding the Mina Real Property,

                                     PART 8

                           RECORD OF OPTION AGREEMENT

8.1 The Optionee will be entitled to record a notice of the existence of this Option in the applicable office or offices of the Ministry of Mines or such other governmental office or ministry as may be required or permitted by Mexican mining law.

                                     PART 9

                  OBLIGATIONS OF MINA REAL DURING OPTION PERIOD


9.1 During the Option Period the Optionee, ALB and Davila shall cause Mina Real to:

   (a) maintain in good standing those mineral concessions comprised in the Mina Real Property that are in good standing on the date hereof by the doing and filing of the maximum available assessment work credits on the Mina Real Property or by making of payments in lieu of the minimum requirements, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep such mineral concessions free and clear of all liens and other charges arising from Mina Real's activities thereon,

   (b) keep the mineral concessions comprised in the Mina Real Property free and clear of all liens, charges and encumbrances, will obtain all necessary licenses and



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   permits as shall be necessary, carry out all prospecting, exploration, development, construction or other mining operations on the mineral concessions in a good and miner-like fashion and report to ALB and the Optionee on not less than a quarterly basis, and more regularly as may be requested by either party, as to the results of all such exploration, development, construction or other mining operation,

   (c) have exclusive and quiet possession of the Mina Real Property for the purpose of prospecting, exploration, development, construction or other mining operations on the mineral concessions,

   (d) do such prospecting, exploration, development and other mining work as ALB and the Optionee shall jointly determine to be advisable,

   (e) bring upon and erect upon the Property buildings, plant, machinery and equipment as ALB and the Optionee shall jointly determine to be advisable,

   (f) remove from the Property and dispose of reasonable quantities of ores, mineral and metals for the purpose of obtaining assays or making other tests.

   (g) permit the directors, officers, employees and designated consultants of ALB and the Optionee, at their own risk, access to the Property at all reasonable times subject always to Part 13, and providing ALB or the Optionee, as the case may be, agrees to indemnify Mina Real against and to save Mina Real harmless from all costs, claims, liabilities and expenses that ALB or the Optionee or their directors, officers, employees and designated consultants may incur or suffer as a result of any injury (including injury causing death) to any such director, officer, employee or designated consultant while on the Mina Real Property,

   (h) promptly deliver to ALB and the Optionee after the completion of each phase of work a report (including up-to-date maps if there are any) describing the results of work done together with reasonable details of all Expenditures made, and

   (i) indemnify and save ALB and the Optionee harmless in respect of any and all costs, claims, liabilities and expenses arising out of Mina Real's activities on the Mina Real Property and, without limiting the generality of the foregoing will, during the currency of this Agreement, cause any of its independent contractors to carry not less than $1 million in third party liability insurance, or such other amount as the parties hereto shall from time to time agree, in respect of their operations conducted on the Mina Real Property on behalf of Mina Real, such insurance to be for the benefit of ALB and the Optionee as their ownership interests in Mina Real appear.





605118.3

                                    PART 10

                              TERMINATION OF OPTION

10.1 If the Effective Date has not occurred within 90 days of the date of execution hereof, then either party may terminate this Option Agreement without liability, by notice to the other party.

                                    PART 11

                                    TRANSFERS

11.1 The Optionee may at any time (and from time to time) either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest will have first delivered to ALB its agreement related to this Agreement and to the Property, containing

   (a) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by the Optionee and such transferee as joint and several obligors making joint and several covenants, and

   (b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this ss. 11.1.

11.2 No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property will, as between the Optionee and ALB, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement (whether to one or more transferees and whether in one or in a number of successive transfers), the Optionee will be deemed to be discharged from all obligations hereunder save and except for the fulfilment of contractual commitments which have accrued due before the date on which the Optionee will have no further interest in this Agreement.

11.3     If either of ALB or the Optionee

   (a) receives a bona fide offer from an independent third party ("Proposed Purchaser") dealing at arm's length with the either of ALB or Optionee, as the case may be (the "Offerree") to purchase all or substantially all of its interest in Mina Real, which offer the Offerree desires to accept, or

   (b) either of ALB or the Optionee intend to sell all or substantially all of their interest in the Option or in Mina Real,




605118.3
then the Offerree will first offer (the "Offer") such interest in writing to the other party hereto upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Offerree, as the case may be.

11.4 The Offer will specify the price and terms and conditions of such sale, the name of the Proposed Purchaser (which term will, in the case of an intended offer by the Offerree, mean the person or persons to whom the Offerree intends to offer its interest) and, if the offer received by the Offerree from the Proposed Purchaser provides for any consideration payable to the Offerree otherwise than in cash, the Offer will include the Offerree's good faith estimate of the cash equivalent of the non-cash consideration.

11.5 If within a period of 30 days of the receipt of the Offer the party receiving the offer notifies the Offerree in writing that it will accept the same, the Offerree will be bound to sell such interest to the other party (subject as hereinafter provided with respect to price) on the terms and conditions of the Offer.

11.6 If the Offer so accepted by the Offerree contains the Offerree's good faith estimate of the cash equivalent consideration as aforesaid, and if the other party disagrees with the Offerree's best estimate, the other party will so notify the Offerree at the time of acceptance and the other party will, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price.

11.7 If the other party so notifies the Offerree, the acceptance by the other party will be effective and binding upon the Offerree and the other party and the cash equivalent of any such non-cash consideration will be determined by binding arbitration under the COMMERCIAL ARBITRATION ACT (British Columbia) and will be payable by the other party, subject to prepayment as hereinafter provided, within 10 days following its determination by arbitration.

11.8 The other party will in such case pay to the Offerree, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Offerree being sold, the total purchase price which is specified in its notice to the Optionee and such amount will be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

11.9 If the other party fails to notify the Offerree before the expiration of the time limited therefore that it will purchase the interest offered, the Offerree may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 45 days, provided that the terms of this Part 11 will again apply to such interest if the sale to the Proposed Purchaser is not completed within the said 45 days.

11.10 Any sale hereunder will be conditional upon the delivery by the Proposed Purchaser to the other party of a written undertaking, in form and substance satisfactory to counsel for the other party, to be bound by the terms and conditions of this Agreement.




605118.3

                                    PART 12

 SURRENDER AND ACQUISITION OF PROPERTY INTERESTS BEFORE TERMINATION OF AGREEMENT

12.1 During the Option Period Mina Real may elect to abandon any one or more of the mineral concessions comprised in the Mina Real Property provided that Mina Real shall first give written notice to the Optionee of such intention.

12.2 For a period of 30 days after the date of delivery of such notice the Optionee may elect to have any or all of the mineral concessions in respect of which such notice has been given transferred to it by delivery of a request therefore to Mina Real, whereupon Mina Real will deliver to the Optionee a quit claim or Bill of Sale or other appropriate transfer document in registerable form transferring such mineral concessions to the Optionee.

12.3 Any mineral concessions so transferred, if in good standing at the date hereof or if Mina Real causes the same to be placed in good standing after the date hereof, will be in good standing under the mining laws of Mexico for at least six months from the date of transfer. If the Optionee fails to make request for the transfer of any mineral concessions as aforesaid within such 30-day period, then Mina Real may abandon such mineral concessions without further notice to the Optionee. Upon any such transfer or abandonment the mineral concessions so transferred or abandoned will for all purposes of this Agreement cease to form part of the Property.

                                    PART 13

                                  FORCE MAJEURE

13.1 If at any time either during the Option Period the Optionee is prevented or delayed in complying with the Expenditure requirements in Part 5 of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting operations, shipping delays or any other reason or reasons beyond the control of either Mina Real or the Optionee (and for greater certainty excluding factors related to a lack of funding), the time limited for the performance by the Optionee of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay, provided however that nothing herein will discharge the Optionee from its obligation to timely issue the Shares under ss.5.1.

13.2 The Optionee will within seven days of becoming aware of an event of force majeure give notice to ALB of each event of force majeure under ss.13.1 and upon cessation of such event will furnish ALB with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.



605118.3

                                    PART 14

                            CONFIDENTIAL INFORMATION

14.1 No material information in respect of the activities carried out on the Mina Real Property by Mina Real will be published, disseminated or conveyed, either publicly or privately, by Davila except to ALB and the Optionee without the prior written consent of the Optionee and Davila acknowledges the importance of keeping all confidential information confidential until publicly disseminated and agrees that the Optionee shall be exclusively responsible for the public dissemination of factual data and other material information regarding Mina Real and the Mina Real Property as may be required to be publicly disclosed pursuant to applicable securities or corporation laws or regulations.

14.2 No material information furnished by Mina Real to ALB hereunder in respect of the activities carried out on the Property will be published, disseminated or conveyed, either publicly or privately, by ALB without the prior written consent of the Optionee and ALB agrees that the Optionee shall be exclusively responsible for the public dissemination of factual data and other material information regarding Mina Real and the Property as may be required to be publicly disclosed pursuant to applicable securities or corporation laws or regulations.


                                    PART 15

                                   ARBITRATION

15.1 All questions or matters in dispute with respect to the interpretation of this agreement or the Joint Venture Agreement will, insofar as lawfully possible, be submitted to arbitration pursuant to the terms hereof.

15.2 It will be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration will have given not less than 30 days' prior written notice of its intention so to do to the other party together with particulars of the matter in dispute.

15.3 On the expiration of such 30 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in this Part 15.

15.4 The party desiring arbitration will appoint one arbitrator, and will notify the other party of such appointment, and the other party will, within 30 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, will, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for.

15.5 If the other party fails to appoint an arbitrator within 30 days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators



605118.3
appointed by the parties fail to agree on the appointment of the chairman, the chairman will be appointed under the provision of the Commercial Arbitration Act (British Columbia).

15.6 Except as specifically otherwise provided in this Part 15 the arbitration herein provided for will be conducted in accordance with such Act.

15.7 The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, will fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he will preside over the arbitration and determine all questions of procedure not provided for under such Act or this Part 15.

15.8 After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, will make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

15.9     The expense of the arbitration will be paid as specified in the award.

15.10 The parties may agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, will be final and binding upon each of them.


                                    PART 16

                             DEFAULT AND TERMINATION

16.1 If at any time during the Option Period the Optionee fails to perform any obligation hereunder or any representation or warranty given by it proves to be untrue, then the Optionor may terminate this Agreement providing

   (a) it first gives to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached, and

   (b) if it is reasonably possible to cure the default, the Optionee does not, within 30 days after delivery of such notice of default, cure such default by appropriate payment or performance if such default reasonably requires more than 30 days.

16.2 If the Optionee fails to comply with the provisions of ss.16.1 or 5.4 the Optionor may thereafteR terminate this Agreement, and the provisions of Part 10 will then be applicable.

16.3 The Optionee may at any time terminate this Option by giving notice of termination to the Optionor and shall thereupon be relieved of any further obligations in connection herewith but shall remain liable for obligations which have accrued to the date of notice.



605118.3

16.4 In the event of termination any unvested beneficial interest in Mina Real held by the Optionee shall be conveyed to ALB within thirty (30) days of such termination.


                                    PART 17

                                AREA OF INTEREST

17.1 There shall exist an area of common interest within the area lying inside the perimeter of the approximately 3,400 hectares of exploration and mining concessions as detailed in the attached Schedules A and B and any and all other lands which any of ALB, Davilo, DMO, Mina Real, the Optionee or their Affiliates may acquire either wholly or in part, directly or indirectly, that have a border the nearest point of which is within five (5) kilometres of the nearest border of the of exploration and mining concessions as detailed in the attached Schedules A and B. If any Party (or permitted assignee) beneficially acquires any interest in mineral claims within such area they shall, at the election of any other party (made within 10 days of written notice), be made part of the Mina Real Property for all purposes and may be referred to as Additional Property. That is, if acquired by the Optionee, such additional claims shall be transferred to Mina Real without additional cost other than its costs of acquisition and if acquired by ALB or Davila shall be transferred to Mina Real as if part of the Mina Real Property (and without additional consideration being demanded from the Optionee).


                                     PART 18

                                     NOTICES

18.1 Each notice, demand or other communication required or permitted to be given under this Agreement will be in writing and will be sent by personal delivery, fax or prepaid registered mail to the addresses of the parties written on page 1.

18.2 The date of receipt of such notice, demand or other communication will be the date of delivery or fax thereof if delivered or faxed during business hours, or, if given by registered mail as aforesaid, will be deemed conclusively to be the third day after the same will have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt will be the date on which the notice, demand or other communication is actually received by the addressee.

18.3 Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice will be given to it thereafter until further change.



605118.3

                                    PART 19

                                    GENERAL

19.1 This Agreement will supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

19.2 All references to sums, currency or denominations of money shall be references to United States currency.

19.3 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance of such other of its obligations hereunder will be deemed or construed to be consent to or a waiver of any other breach or default.

19.4 The parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

19.5 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

19.6 This Agreement will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

19.7 The headings appearing in this Agreement are for general information and reference only and this Agreement will not be construed by reference to such headings.

19.8 In interpreting this Agreement and the schedule hereto attached, where the context so requires, the singular will include the plural, and the masculine will include the feminine, the neuter, and vice versa.

19.9 Nothing herein will constitute or be taken to constitute the Parties as partners or create any fiduciary relationship between them provided, however, that this qualification will not limit the express duty of each Party to act toward the other Party at all times in good faith with respect to all their obligations under this Agreement.

19.10 No modification, alteration or waiver of the terms herein contained will be binding unless the same is in writing, dated subsequently hereto, and fully executed by the Parties.

19.11 All notices required to be provided shall be made to the addresses as facsimile numbers as designated on the face page hereof provided that a party hereto may change the address or contact facsimile number by notice in writing to the other party.




605118.3

19.12 This Agreement may be executed in one or more counterparts and by facsimile transmission and when so executed all such copies shall be read and construed as one document.

19.13    Time is of the essence hereof.

IN WITNESS WHEREOF this Option Agreement has been executed on behalf of ALB and the Optionee by their duly authorized officers and by Davila personally on the 8th day of January, 2006.


ALB HOLDINGS LTD.





Per:   /s/ ALFREDO PARRA DAVILA
     --------------------------------
     Authorized Signatory


ROCHESTER RESOURCES LTD.




Per:  /s/ DOUGLAS GOOD
     --------------------------------
     Authorized Signatory


Signed, sealed and                          )
delivered by  Alfredo                       )
Parra Davila in the                         )
presence of:                                )    /s/ ALFREDO PARRA DAVILA
                                            )   ---------------------------
/s/ NICK DEMARE                             )       ALFREDO PARRA DAVILA
---------------------------------           )
ACCOUNTANT                                  )
---------------------------------           )




605118.3

                                   SCHEDULE A

PROPERTIES COMPRISING THE INITIAL CONCESSIONS


=============================================================================================================
       CONCESSION               CONCESSION                                    ACRES                EXPIRY
          NAME                     TYPE             TITLE NUMBER            (HECTARES)              DATE
-------------------------------------------------------------------------------------------------------------
        La Cruz                Exploration             220101               2,266.76
-------------------------------------------------------------------------------------------------------------
      Tajos Cuates             Exploration             213209                120.57
-------------------------------------------------------------------------------------------------------------
                                                                         Total 2,387.33
=============================================================================================================

All concessions lie within the INEGI topographic sheets F13D32 (Santa Maria del
Oro) and F13D42 (Ixtlan del Rio)

                                   SCHEDULE B

PROPERTIES COMPRISING THE SECOND CONCESSIONS


===========================================================================================================
       CONCESSION               CONCESSION                                    ACRES                EXPIRY
          NAME                     TYPE             TITLE NUMBER            (HECTARES)              DATE
-----------------------------------------------------------------------------------------------------------
        Pending                Exploration             Pending
-----------------------------------------------------------------------------------------------------------
        Pending                Exploration             Pending
-----------------------------------------------------------------------------------------------------------
                                                                           Total 1,000
===========================================================================================================

All concessions lie within the INEGI topographic sheets F13D32 (Santa Maria del
Oro) and F13D42 (Ixtlan del Rio)












                             AREA OF COMMON INTEREST

That area lying inside the perimeter of the above described approximately 3,400 hectares of exploration and mining concessions called herein the Mina Real Property and any and all other lands which any of the ALB, Davila, DMO, Mina Real or the Optionee may acquire, either wholly or in part, directly or indirectly, that have a border the nearest point of which is within five (5) kilometres of the nearest border of the of exploration and mining concessions above described.




605118.3

                                  SCHEDULE "C"


                               NET SMELTER ROYALTY


"NET SMELTER RETURNS" means Gross Proceeds less Allowable Deductions.

"GROSS PROCEEDS" means all proceeds received deemed to be received by Mina Real from the sale of Products from the Mina Real properties, whether processed on or off the Mina Real Property.

"ALLOWABLE DEDUCTIONS" means all costs, charges, and expenses paid or incurred by Mina Real with respect to the Products after they leave the Mina Real Property, including without limitation:

     a) charges for treatment and smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);
     b) actual costs of transportation (including freight, insurance, security transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Production from the Mina Real Property to the place of treatment and then to the place of sale;
     c) costs or charges of any nature for or in connection with the insurance, storage, or representation at a smelter or refinery for the Products or refined metals therefrom;
     d) actual sales and brokerage costs on Products and on refined metals there from;
     e) sales, production, severance, net proceeds or mine, or net proceeds of production , and AD VELOREM taxes and any other tax or royalty payable to any governmental authority based upon or calculated with respect to the severance, production, removal, sale or disposition of Products, but excluding any taxes based upon net income of Mina Raal.

"PRODUCTS" means all ores, dore, concentrates, minerals, mineral products, and refined metals which are produced or extracted by or on behalf of Mina Real from the Mina Real Property.















605118.3